 Exhibit 10.19

MASTER SERVICE AGREEMENT

CONTRACTOR INFORMATION:

Company or Individual Name: Super League Gaming, Inc.
Place of Incorporation: Delaware
Principal Place of Business Address: 2906 Colorado Ave.
City/State/Province: Santa Monica, CA                              Zip/Postal Code: 90404
Country: USA
Coordinator/Contact Name: Matt Edelman                         Contact Phone: 310,770,7194
E-Mail Address: matt@superleague.com

LOGITECH INFORMATION:

Logitech entity: Logitech Inc.
Street Address: 7700 Gateway Blvd
City/State: Newark, CA                                                    Zip/Postal Code: 94560
Country: USA
Coordinator/Contact Name: Peter Kingsley                      Contact Phone:
E-Mail Address: pkingsley@logitech.com

This Agreement consists of 11 pages.

EFFECTIVE DATE: March 1, 2018

Signatures of the parties to the Master Service Agreement

Super League Gaming, Inc.	Logitech Inc.

/s/ Ann Hand	/s/ Ujesh Desai
Authorized Signature	Authorized Signature

Ann Hand	Ujesh Desai
Name	Name
CEO & President	VP/GM Logitech G Gaming
Title	Title

3/16/2018	3/16/2018
Date	Date

This Master Service Agreement (“Agreement”) is made and entered into as of the effective date set forth on the cover page (“Effective Date”) by and between the Logitech entity set forth on the cover page (“Logitech”), and the contractor set forth on the cover page (“Contractor”). Logitech desires to retain Contractor as an independent contractor to perform services for Logitech and its Affiliates, and Contractor is willing to complete these services on terms set forth more fully below. For purposes of this Agreement, “Affiliate” means any entity which directly or indirectly, controls, is controlled by, or is under common control with Logitech, where “control” means ownership of at least fifty percent (50%) of the outstanding shares or securities (representing the right to vote for the election of directors or other managing authority). In consideration of the mutual promises contained herein, the parties agree as follows:

1.
ENGAGEMENT OF SERVICES

1.1 Services, Deliverables. Subject to the terms of this Agreement, Contractor will render the services (“Services”) and develop the deliverables (“Deliverables”) as requested by Logitech on a project by project basis. Each new project will be described in a Purchase Order (“PO”) delivered by Logitech or an Affiliate or, upon request by Logitech or an Affiliate, a statement of work (“SOW”) agreed to by both parties substantially in the form of the SOW attached hereto as Exhibit A. The deadline(s) to deliver the Services and Deliverables will be defined in each PO or, if applicable, each SOW.

1.2 Purchase Order, Statement of Work. Each PO delivered by Logitech or an Affiliate under this Agreement will become effective according to the terms of the PO and be subject to the terms and conditions of this Agreement. Each SOW will become effective and subject to the terms and conditions of this Agreement once mutually agreed and signed by both parties. If a SOW is requested by Logitech or an Affiliate, Contractor agrees that it will not commence work under any SOW prior to receiving both a signed PO issued by Logitech or an Affiliate and a fully executed SOW.

1.3 Term. This Agreement will commence on the Effective Date and will continue unless terminated earlier pursuant to Section 4 below.

2.
COMPENSATION

2.1 Compensation. Logitech will pay Contractor a fee according to the schedule of payments set forth in the applicable PO or SOW. Contractor will use its commercially reasonable efforts to implement procedures to reduce costs and expenses without adversely impacting its performance. The rates and fees set forth in a PO or SOW will not be increased for the term of such PO or SOW without Logitech’s prior written approval. Contractor warrants that the compensation due to Contractor under each PO and SOW will not exceed the lowest compensation due to Contractor for similar services and work of like quality performed for similarly situated customers.

2.2 Reimbursement of Approved Expenses. Contractor will be liable for all expenses incurred in the performance of the Services except those specifically set out in a SOW or PO or otherwise authorized by Logitech in writing in advance and documented for reimbursement by Logitech. Contractor will provide receipts and other supporting documentation to Logitech for such expenses. Any reimbursable expenses for business travel by Contractor will be subject to Logitech’s travel guidelines.

2.3 Payment Term. Logitech agrees to pay Contractor on amounts invoiced, within forty-five

(45) days of receipt of each such invoice. Each invoice must contain a complete description of the work performed and/or Deliverables provided and reference the applicable Logitech PO. If the fees are based on a time and materials basis, the invoice must also include an itemization of the hours worked.

2.4 Taxes, Labor and other Legal Obligations. Unless otherwise provided in a SOW or PO, the fees payable by Logitech to Contractor for the Services and Deliverables under this Agreement do not include taxes, and Logitech will pay sales, use, service and value-added taxes assessed on the provision of the Services and Deliverables under this Agreement. Contractor will pay taxes assessed on Contractor’s income, and bear full responsibility for complying with all applicable tax, contractual, labor and social security obligations in relation to employees, agents or representatives hired or retained by the Contractor in connection with the performance of the Services and delivery of the Deliverables. Contractor will be responsible for the calculation, reporting, deposit and payment of any such taxes and other obligations in full on a timely basis and prior to the imposition of any interest or penalties. Logitech will not reimburse Contractor nor have any liability for any penalties or interest which may be imposed due to a failure by Contractor to timely file returns or deposit or pay the due taxes or other obligations.

3. RELATIONSHIP OF PARTIES AND ADDITIONAL OBLIGATIONS

3.1 Nature of Relationship. Contractor and Logitech are independent contractors and nothing in this Agreement creates a partnership, joint venture, or employer-employee relationship. Contractor will not be supervised by Logitech. Contractor is required to use its discretion in performing the Services, subject to the general direction of Logitech and the express condition that Contractor will at all times comply with applicable law. Contractor is not the agent of Logitech and is not authorized to make any representation, contract, or commitment on behalf of Logitech unless specifically requested or authorized to do so by Logitech. Contractor agrees to accept exclusive liability for complying with all applicable state and federal laws governing independent contractors, including obligations such as payment of taxes, social security, workers’ compensation, disability, and other contributions based on fees paid to Contractor, its agents, or employees, under this Agreement. Contractor hereby agrees to indemnify and defend Logitech against any and all such taxes or contributions, including without limitation, penalties and interest.

3.2 Warranties. Contractor represents and warrants to Logitech that:

a. Contractor has all requisite right and authority to enter into this Agreement, and the performance of its obligations hereunder will not conflict with any of its agreements with or obligations to any third party.

b. Contractor will establish and maintain its status as an independent contractor by participating in Logitech’s independent contractor evaluation and scoring process from time to time as specified by Logitech.

c. Contractor will perform all Services in a professional and workmanlike manner, in accordance with the best practices of Contractor’s industry, and the Services and Deliverables will conform to the applicable specification, PO and/or SOW.

d. The Deliverables will not violate any patent, copyright, trademark, trade secret or other intellectual property right of any third party, or any privacy right of any third party.

e. Contractor is the sole and exclusive owner of, or has the right to enter into this Agreement on behalf of the owner of, any services or work product provided hereunder and any derivative works thereof prepared by or for Contractor pursuant to this Agreement.

f. Contractor represents and warrants that, in performing its obligations under this Agreement, it complies with all applicable laws, orders and regulations of any governmental authority with jurisdiction over its activities in connection with this Agreement, including but not limited to, laws, orders and regulations pertaining to imports, exports, environmental laws, and any applicable laws against bribery and corruption, including the United States Foreign Corrupt Practices Act. Contractor will furnish to Logitech any information required to enable Logitech to comply with applicable laws, orders and regulations related to this Agreement.

g. In addition to, and without limiting the foregoing, Contractor represents and warrants that it, and each of its owners, directors, employees and every other person working on its behalf, has not and will not, in connection with the transactions contemplated by this Agreement or in connection with any other business transaction involving Logitech or Logitech’s products, make, offer or promise to make any payment or transfer anything of value, directly or indirectly: (a) to any governmental official or employee (including employees of government-owned and government-controlled corporations and public international organization); (b) to any political party, official of a political party or candidate; (c) to any intermediary for payment to any of the foregoing; or (d) to any other person or entity if such payment or transfer would violate the laws of the country in which it is made or the laws of the United States. It is the intent of the parties that no payments or transfers of value will be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business. Contractor warrants that it is not owned, in whole or in part, by any non-U.S.

government or non-U.S. government agency or instrumentality.

3.3 Insurance. Contractor will, at Contractor’s expense, maintain insurance policies that cover Contractor’s activities under this Agreement and the activities of Contractor’s employees, agents and representatives, including, but not limited to, workers compensation insurance and commercial general liability, bodily injury liability, property damage liability, errors and omissions liability and media liability. Contractor’s insurance will be primary to any insurance maintained by Logitech. Insurance carried by Logitech will be excess only, and will be noncontributory to insurance carried by Contractor. Upon the request of Logitech, Contractor will provide Logitech with a certificate of insurance evidencing such coverage. In addition, Contractor will provide Logitech thirty

(30) days advance written notice of any cancellation or reduction in coverage or limits.

3.4 Conflict of Interest. Contractor agrees during the term of this Agreement not to accept work or enter into a contract or accept an obligation inconsistent or incompatible with Contractor’s obligations under this Agreement or the scope of the Services. Contractor further agrees not to disclose to Logitech, bring onto Logitech’s premises, or induce Logitech to use any confidential information that belongs to anyone other than Logitech or Contractor.

3.5 Indemnification. Contractor agrees to defend, indemnify and hold harmless Logitech, its Affiliates and their respective officers, directors, employees and agents from any and all losses, liabilities or damages that the indemnified parties may incur or suffer and that arise, result from or are related to any breach or failure by Contractor to perform its obligations under this Agreement.

3.6
Confidentiality.

a. “Confidential Information” means all information relating to the terms and conditions of this Agreement, specifications and information relating to any SOW or PO, and other business and technical information disclosed by Logitech and / or its Affiliates. Confidential Information does not include information that: (1) was rightfully known to Contractor at the time of disclosure without an obligation of confidentiality, (2) is lawfully obtained by Contractor from a third party without restriction on use or disclosure, (3) is or becomes generally known to the public through no fault or breach of this Agreement, or (4) is developed independently by Contractor without use of the Confidential Information.

b. Contractor will not use the Confidential Information except as necessary under this Agreement, and will not disclose any portion of the Confidential Information to any other person or entity. Contractor will use all reasonable steps to protect the Confidential Information from unauthorized use or disclosure, including but not limited to all steps Contractor uses to protect its own proprietary, confidential and trade secret information.

c. The Confidential Information remains the property of Logitech and/ or its Affiliates, and no license or other rights in the Confidential Information is granted hereby, except those granted expressly herein. The Confidential Information is provided “AS IS” and without any warranty, express, implied or otherwise, regarding its accuracy or performance.

d. Contractor further agrees that, in the event it determines that any portion of the Confidential Information is not confidential for the reasons set forth above, it will give Logitech at least ten (10) days’ notice before disclosing such portion to any third party.

e. The obligations of confidentiality set forth in this Section 3.6 will remain in force for three (3) years from the termination of this Agreement.

3.7 Injunctive Relief.  Contractor acknowledges that disclosure of any Confidential Information will give rise to irreparable injury to Logitech and/or its Affiliates, which may be inadequately compensable in damages. Accordingly, Logitech and/or its Affiliates may seek injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available.

3.8 Logitech Property. In the event that Logitech furnishes any of the following items to Contractor in connection with this Agreement, such items shall be referred to herein as “Logitech Property” (regardless of whether such items constitute the Confidential Information of Logitech): any equipment, tools, software, access to information technology systems, or documents or other materials relating to the products of Logitech, its business or customers or suppliers (which may include, without limitation, drawings, blueprints, manuals, letters, notes, notebooks, reports, sketches, formulae, memoranda, records, files, computer programs, machine listings, data, employee lists, part numbers, costs, profits, market, sales, customer lists and the like). All Logitech Property is and remains Logitech’s sole and exclusive property. All Logitech Property must be kept free of liens and encumbrances. Contractor will use the Logitech Property solely to perform its obligations under this Agreement. All Logitech Property is made available “as is” and with no warranties whatsoever, express or implied. Contractor agrees to deliver promptly to Logitech all Logitech Property and all copies of Logitech Property in Contractor’s possession at any time upon Logitech’s request. Upon termination of this Agreement for any reason, Contractor agrees to deliver promptly to Logitech, or, at Logitech’s option, destroy and provide an officer’s certification of such destruction, all tangible items of Logitech Property, together with any other of Logitech’s Property then in Contractor’s possession, except as Logitech may, by prior written permission, allow Contractor to retain.

3.9 Records and Audit. Contractor will maintain complete and accurate accounting records in accordance with sound accounting practices to substantiate Contractor’s fees. Contractor will preserve such records for a period of at least two (2) years after completion of the Deliverables. Logitech may audit such records, either through its own representatives or through an accounting firm selected by Logitech, at its own expense, to verify Contractor’s fees. Any audit of Contractor’s records will be conducted during business hours and in a manner so as not to unreasonably interfere with Contractor’s normal business operations. If an audit should disclose an overcharge by Contractor, Contractor will pay to Logitech the amount of the overcharge within ten
(10) days from notice thereof.

3.10 Data Processing and Security. To the extent, if any, that Contractor has access to Logitech data, systems or confidential information, Contractor shall be subject to the additional terms set out on Exhibit B to this Agreement.

3.11 Ownership. Logitech is the owner of all intellectual property rights to all Deliverables provided hereunder. Contractor agrees to assign and hereby assigns all rights it has or may acquire in the Deliverables produced and provided pursuant to this Agreement, including all intellectual property rights, including moral or publicity rights, therein. Contractor understands that such work product is a “work for hire” and will be the exclusive property of Logitech. Contractor agrees to disclose promptly in writing to Logitech, or any person designated by Logitech, every computer program, trade secret, invention,discovery,improvement, copyrightable material, process, manufacturing technique, formula or know-how, whether or not patentable, copyrightable or otherwise protectable, which is conceived, made, reduced to practice, or learned by Contractor in the course of any work performed for Logitech under this Agreement. Contractor will assist and cooperate with Logitech and take such further acts reasonably requested by Logitech to enable Logitech to acquire and perfect its ownership rights in the work produced under this Agreement. Nothwithstanding the foregoing, all pre-existing intellectual property and trade secrets of Contractor shall remain the exclusive property of Contractor.

3.12 Intellectual Property Rights. Contractor acknowledges that the intellectual property rights of Logitech and/or its Affiliates, including but not limited to patent, trademark, trade names, copyright and trade secret rights, remain exclusively owned by Logitech and/or its Affiliates. Contractor is hereby granted a non- exclusive, non-assignable, and limited license to use those trademarks, logos, trade names, and service marks provided by Logitech to Contractor (“Marks”) solely during the term of the applicable PO or SOW for the sole purpose of performing Services under this Agreement. All goodwill generated by such use of the Marks will inure exclusively to the benefit of Logitech and its Affiliates. Contractor’s use of the Marks will comply with the trademark guidelines set forth at www.logitech.com.

4.
TERMINATION

4.1 Termination by Logitech. Logitech may terminate this Agreement or a specific SOW or cancel a specific PO under this Agreement for convenience at any time with one hundred twenty (120) days prior written notice to Contractor.

4.2 Termination by Contractor. Contractor may only terminate this Agreement for convenience when no SOW or PO is in effect and the Contractor provides Logitech with at least one hundred and twenty (120) days prior written notice.

4.3 Termination for Breach. Either party may terminate this Agreement or a specific SOW or PO if the other party is in material breach of this Agreement, SOW or PO and the breaching party fails to cure such material breach within thirty
(30) days of receiving notice thereof from the non-breaching party. In the case of material breach by Contractor, Logitech will not be obligated to make any payments to Contractor.

4.4 Effect of Termination. Except as provided in this Section 4, upon any termination of this Agreement, Logitech will pay to Contractor costs for any work performed and accepted by Logitech up to the effective date of termination on a time and materials basis or according to the milestone schedule as reasonably determined by Logitech. Any invoices for such costs must be received by Logitech within ninety (90) days after the date of termination. Contractor will promptly return to Logitech all advance payments, if any, received by Contractor reduced by Contractor’s fees due on the date of termination and reasonable and supportable costs incurred by Contractor up to the notice date of termination. Contractor will deliver to Logitech all work in process, in whole or in part, including all versions and portions thereof, and will confirm in writing the assignment to Logitech of ownership in the results.

4.5 No Liability. Neither party will be liable to the other for damages of any sort solely as a result of terminating this Agreement in accordance with its terms. Termination of this Agreement will be without prejudice to any other right or remedy of either party.

5. LIMITATION OF LIABILITY. IN NO EVENT WILL LOGITECH BE LIABLE FOR LOST PROFITS, OR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT. THIS LIMITATION WILL APPLY EVEN IF LOGITECH HAS BEEN ADVISED OF

THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE LIMITATIONS OF LIABILITY CONTAINED IN THIS SECTION REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT WITHOUT THIS LIMITATION OF LIABILITY.

6. ENTIRE AGREEMENT; PRECEDENCE. This Agreement, together with all agreed upon SOWs, and POs represents the entire agreement between the parties and replaces and supersedes all previous or contemporaneous oral or written agreements, understandings or arrangements between the parties with respect to its subject matter. In case of any conflict among this Agreement and any SOW or any PO, or any attachments thereto, the terms and conditions of this Agreement will prevail. In case of any conflict between any SOW and any PO to which the SOW relates, or any attachments to any such PO, the terms of the SOW will prevail.

7. AMENDMENT. This Agreement may not be modified or amended except in writing executed by an authorized representative of each party.

8. CHOICE OF LAW AND VENUE. This Agreement will be exclusively governed by the laws of California without reference to its conflicts of law principles. All disputes will be subject to the exclusive jurisdiction of California.

9. ASSIGNMENT. As Logitech has specifically contracted for Contractor’s services, Contractor may not sub-contract, assign or delegate its obligations under this Agreement either in whole or in part, without the prior written consent of Logitech. Any attempted assignment in violation of the provisions of this section will be void. Notwithstanding the foregoing, in the event of a change of control involving Contractor, whether in the form of the sale of all or substantially all of the assets of Contractor or a merger whereby the stockholders of Contractor immediately prior to the merger do not maintain voting control following the close of the merger, then in such event Contractor shall have the right to assign this Agreement; provided, Contractor shall give Logitech at least fourteen (14) days prior written notice to the closing of the change of control transaction, and the entity or stockholders acquiring control of Contractor and/or Contractor’s assets are not competitors to Logitech, as determined solely by Logitech.

10. NO WAIVER. No delay or failure to act in the event of a breach of this Agreement will be deemed a waiver of that or any subsequent breach of any provision of this Agreement. Any remedies at law or equity not specifically disclaimed or modified by this Agreement remain available to both parties.

11. INDEPENDENT EFFORTS. Provided there is no infringement of the other party’s intellectual property rights, nothing in this Agreement will impair either party’s right to develop, manufacture, purchase, use or market, directly or indirectly, alone or with others, products or services competitive with those offered by the other.

12. NO PUBLICITY. Contractor will not use or reproduce the trademark, trade name, trade dress or logo of Logitech, or refer to Logitech as a client of Contractor, without Logitech’s prior written consent, which consent shall not be unreasonably withheld in relation to performing the services set forth in an SOW.

13. FORCE MAJEURE. Nonperformance by either party will be excused to the extent that performance is rendered impossible by any reason wholly beyond the control and not caused by the negligence of the nonperforming party; provided that any such nonperformance will be cause for termination of this Agreement by the other party if the nonperformance continues for more than thirty (30) days.

14. NOTICES. All notices must be in writing and delivered to the parties listed on page 1 of this Agreement. For Logitech, a copy must also be

.

sent to Logitech’s Legal Department, 7600 Gateway Blvd., Newark CA 94560, Attn: General Counsel, or by email to legalnotices@logitech.com. Either party may at any time change the name and address of persons to who all notices required to be given under this Agreement must be sent by giving written notice to the other party.

15. SURVIVAL. Sections 3.1, 3.5, 3.6, 3.7, 3.8, 3.9, 3.11, 3.12, 4.3, 4.4, 4.5, 5, 8, 10, 11, 12, and 14 through 18 will survive the termination of this Agreement.

16. SEVERABILITY. In the event any one or more of the provisions of this Agreement will for any reason be held to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement will be unimpaired and the invalid, illegal or unenforceable provision will be replaced by a provision which, being valid, legal and enforceable comes close to the intention of the parties underlying the invalid, illegal, or unenforceable provisions.

17. BINDING EFFECT; SUCCESSORS. The provisions of this Agreement will be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assignees.

18. EXECUTION; COUNTERPARTS. This Agreement, including any amendment, waiver or modification hereto, may be executed by original, facsimile or electronic signature in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page by fax, e-mail or other electronic delivery or signature method will be as effective as physical delivery of a manually executed counterpart of this Agreement.

STATEMENT OF WORK

The following is Statement of Work Number (“SOW”) made as of March 1, 2018, to the Master Service Agreement (“Agreement”) executed as of March 1, 2018, by and between Logitech Inc. (“Logitech”) and Super League Gaming, Inc. (“Contractor”). Except as specifically stated herein, all terms used in this SOW will have the same meaning as in the Agreement.

CONTRACTOR INFORMATION:
Coordinator/Contact Name: Matt Edelman                                        Contact Phone: (310) 770-7194
E-Mail Address: matt.edelman@superleague.com

LOGITECH CONTACT INFORMATION:
Coordinator/Contact Name: Peter Kingsley                                         Contact Phone: E-Mail Address: pkingsley@logitech.com

Description of Services and Deliverables: With this SOW, Contractor will perform certain services and create certain deliverables for Logitech.

Logitech shall be designated as the official “Gaming Gear Provider” for Contractor and shall be the exclusive sponsor for such category during the entirety of this agreement.

The Term shall be as follows:
Initial Term: the first six months of 2018, up to and including June 2, 2018

Option Term: the second six months of 2018. The Option Term shall be exercised no later than thirty (30) days prior to the end of the Initial Term, June 2, 2018.

Extended Term: Calendar year 2019 Full Term: Calendar year 2020
Logitech shall have the right to continue this partnership in 2019 (Extended Term) and 2020 (Full Term), each upon written notification to Contractor prior to November 1st of the prior calendar year.

Contractor will provide multiple ongoing promotional and marketing opportunities for Logitech, as defined below, through live and digital media placements, experiential activations, product sampling, prizing and give-away opportunities, digital branded content, and the distribution of esports learning and peak performance programs that will be co-developed with Logitech.

The schedule and deliverables are further described as follows.

Schedule:

Initial Term

Q1 2018

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March/April: League of Legends City Champs Tournament

Q2 2018

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April: Minecraft After School Program

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April/May: Minecraft City Champs Tournament

Option Term

Q3 2018

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July or August: Game Title TBD City Champs Tournament (format, venue and number of cities TBD)

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July or August: Summer Camp (format, curriculum, location TBD)

Q4 2018

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September/October: League of Legends City Champs Tournament

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October/November: Minecraft City Champs Tournament

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November/October: Minecraft After School Program

Initial Term Deliverables

City Champs Tournaments

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In-Theater Assets

HUD (on movie screen)

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Logitech logo on-screen throughout tournament Physical Signage

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Logitech logo attached to banners and included in digital welcome posters where offered

Printed Collateral

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Logitech logo on printed programs, player handbooks, player passes (certain items may not be available for March/April League of Legends City Champs Tournament)

Interstitial Content

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:15 or :30 second videos to be played pre-, during or post-gameplay

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Videos to be either existing Logitech ‘commercial’ videos or new videos developed by Contractor and Logitech together, to be produced by Contractor

Emcee Shout-Outs

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Multiple Logitech brand references according to agreed-upon messaging during tournament
Brand Activation

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Opportunities for Logitech product sampling, product give-ways, coupon distribution, sweepstakes, etc.

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Social & Digital Marketing Social Media

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During seasonal play, regular posts inclusive of mutually agreed upon Logitech references on all relevant Contractor accounts

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Off-season, intermittent posts inclusive of mutually agreed upon Logitech references on all relevant Contractor accounts

Influencer Marketing

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Contractor to engage creatively-appropriate, mutually agreed upon social media influencers to amplify the Video Series.

Website

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Logitech logo and supportive content inclusive of mutually agreed upon Logitech references to be produced by Contractor on Tournament Central pages and select promotional inventory dedicated to the tournaments

Email

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Logitech logo included in tournament promotional and informational email newsletters, with supportive content in select emails

Ticketing

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Logitech branding included in digital ticket design

Minecraft Scholastic

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Social & Digital Marketing Social Media

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During promotion and activation of the program, posts inclusive of mutually agreed upon Logitech references on all relevant Contractor accounts

Website

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Logitech logo and supportive content on pages that may be dedicated to the program

Email

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Logitech logo included in promotional and informational email newsletters, with mutually agreed upon supportive content in select emails

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Content

Hero Videos

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Contractor to produce a series of 2-5 minute long videos featuring Logitech Employees, to be distributed digitally and in-school throughout the program

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Workshop Game Mode

Workshop Game Mode

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Contractor and Logitech to collaborate on the development of a new Workshop Game Mode in which students are asked to work as a team to create the most effective machine to achieve a specific objective.

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Contractor to produce the new Workshop Game Mode.

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The Workshop Game Mode to be included in the Q4 program and presented as developed in collaboration with Logitech G Academy.

Original Content

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Contractor and Logitech to collaborate on the development of, and Contractor to produce, up to 30 minutes of original video content per quarter, beginning in Q2.

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Each 30 minutes of content to be produced and packaged as a single episode or as a series consisting of as many as 20 unique episodes, dependent upon the creative direction, as mutually agreed.

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Each episode to be distributed through all relevant Contractor and Logitech social media accounts, possibly in addition to third party distribution platforms as mutually agreed.

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Contractor to engage a creatively-appropriate, mutually agreed upon social media influencer to assist in the promotion of each content offering.

Option Term Deliverables

In addition to the promotional and marketing support provided throughout the Initial Term, the aforementioned elements will be provided throughout the Option Term.

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Parents Information Session In-Theater

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Contractor and Logitech to collaborate on the development of a 30-45 minute session specifically designed for parents of Minecraft players to educate them about the tournament, about Minecraft and about the benefits of gaming, to take place during the Minecraft City Champs Tournament Practice Day.

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The session to be produced by Contractor and presented as developed in collaboration with Logitech G Academy.

Email

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Promotional and informational email newsletters sent about the Parents Information Session to include mutually agreed upon Logitech references.

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Digital Content
Video Series

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Contractor and Logitech to mutually agree upon two short form video series to be produced by Contractor during and/or after each City Champs season, based on the City Champs experience and directionally aligned with Logitech G Academy themes.

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Each video series to consist of 3 episodes of 1-3 minutes in length and to include Logitech references according to mutually agreed-upon messaging and branding.

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Player Development Session In-Theater

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Contractor and Logitech to collaborate on the development of a 5-10 minute content-driven presentation specifically designed for League of Legends players to educate them about peak performance as an esports athlete, to take place during the League of Legends City Champs Tournament Practice Day (may not be available for March/April League of Legends City Champs Tournament based on timing).

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The session to be produced by Contractor and presented as developed in collaboration with Logitech G Academy.

Email

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Promotional email newsletters that include information about the peak performance session to include mutually agreed upon Logitech references.

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Summer Camp

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Contractor and Logitech to collaborate on the development of an ‘alpha’ version of a Summer Camp experience designed to deliver upon the initial core themes and values of the Logitech G Academy.

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The investment to produce the Summer Camp experience remains an unknown for both Parties and is not included in the Fees outlined below in this Statement of Work.

Logitech Commitments

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Social & Digital Marketing Social Media

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Reasonable number of posts on relevant Logitech social media accounts announcing and/or promoting Logitech’s activations with Contractor.

Email

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Reasonable number of references to activations with Contractor within emails sent to relevant Logitech email newsletter subscribers.

Website

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Dedicated web page inclusive of mutually agreed upon content within www.logitechg.com

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Minimum Product Commitment
City Champs (Minecraft and League of Legends)

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Logitech product awarded to all members of the City Champs Finals teams.

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Minecraft: 240 players

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League of Legends: 168 players

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Logitech product awarded to a standout single player on each of the 16 City Club teams for each game title, with selection of the player to be based on mutually agreed upon criteria.

Minecraft Scholastic

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Logitech product packs shipped to all participating schools, with contents of the packs to be determined by Logitech. Each of the estimated 100 schools activated in 2018 to receive only one product pack in 2018.

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Logitech product to be awarded to select students who excel within the program, according to criteria and a volume to be mutually agreed upon.

Initial Term Fees: Total Strategic Investment for the Deliverables in the Initial Term - $180,000 to be paid as follows:

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50% of payment, $90,000, due immediately upon execution of SOW

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50% of payment, $90,000 due no later than June 30, 2018

Option Term Fees: Total Strategic Investment for the deliverables in the Option Term - $180,000 to be paid as follows:

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50% of payment, $90,000, due immediately upon exercise of the Option Term

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50% of payment, $90,000 due no later than December 31, 2018

Extended Term and Full Term Fees, if applicable: Upon continuation of this partnership into the Extended Term or the Full Term, Logitech agrees to a minimum Strategic Investment of $450,000 for the same or an equivalent level of Deliverables as required from Contractor in 2018, which would be paid as follows:

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50% of payment, $225,000, due no later than Jan 31st of the applicable year

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25% of payment, $112,500, due no later than June 30th of the applicable year

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25% of payment, $112,500 due no later than September 30th of the applicable year

If Contractor and Logitech agree to expand the scope of the deliverables for the Extended Term and/or the Full Term, the Parties agree to negotiate in good faith an increase in the amount of the fees.

All payments shall be made in accordance with Section 2.3 of the Agreement.

Performance Reporting (List any expected reports or management metrics to be provided with their due dates and frequency, if any

City Champs

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Number of seasons in 2018

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League of Legends: 2

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Minecraft: 2

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City Clubs by year-end 2018

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16

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Unique Players per season

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League of Legends qualifier round players: 1,700

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League of Legends in-theater players: 960

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Minecraft in-theater players: 800

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Total In-Theater Player Gameplay Hours per season

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League of Legends: 4,500

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Minecraft: 3,500

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Total In-Theater Player Hours per season

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League of Legends: 7,500

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Minecraft: 6,000

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Total In-Theater Spectators per season

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League of Legends: 500

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Minecraft: 750

Scholastic

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Spring 2018

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20-25 schools; 10-20 students per school

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Fall 2018

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100 schools; 10-20 students per school

Digital Impressions

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Minecraft

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Social media (primarily Facebook) during Contractor tournaments: 25,000

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Social media (primarily Facebook) in months when Contractor is not running tournaments: 5,000

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League of Legends

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Social (primarily Facebook) during tournaments: 50,000

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Social (primarily Facebook) in months when not running tournaments: 5,000

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Superleague.com

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Pageviews during tournaments: 200,000

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Pageviews in months when not running tournaments: 60,000

THIS STATEMENT OF WORK IS AGREED TO AND ACCEPTED BY CONTRACTOR AND LOGITECH.

Super League Gaming, Inc.	Logitech Inc.

/s/ Ann Hand	/s/ Ujesh Desai
Ann Hand	Ujesh Desai
CEO	VP/GM Logitech G Gaming 3/16/2018
3/16/2018

EXHIBIT B

Logitech Data Processing and Security Standard Terms

THIS DATA PROCESSING AND SECURITY STANDARD TERMS (“Addendum”) is effective as the same date of the Effective Date of the Master Services Agreement by and between Logitech and Contractor.

WHEREAS, Logitech contractors, suppliers, distributors, subcontractors or other business partners and their employees (collectively “Contractors”) must comply with the requirements set forth in this Addendum with respect to any information (“Logitech Data”) that Logitech employees, representatives or business partners make available to such Contractor in the context of its business relationship with Logitech, in addition, not in lieu of, any other contractual obligations and applicable laws it may have with respect to Logitech Data.

NOW THEREFORE, the parties agree as follows:

1. Control and Ownership. Contractor may not access, collect, store, retain, transfer, use or otherwise process in any manner any Logitech Data, except (a) in the interest and on behalf of Logitech, and (b) as directed by authorized personnel of Logitech or one of its affiliates (collectively “Logitech”) in writing. Without limiting the generality of the foregoing, Contractor may not make Logitech Data accessible to any subcontractors or relocate Logitech Data to new locations, except as set forth in written agreements with, or written instructions from Logitech.

2. Keep Data Secure. Contractor must keep Logitech Data secure from unauthorized access by using its best efforts and state-of-the art organizational and technical safeguards.

3. Comply with Approved Policies. Contractor must comply with its own information security policies, subject to prior review and written approval by Logitech, or at Logitech’s discretion, with Logitech’s information security policies, which shall be provided by Logitech if applicable. Contractor must refrain from making any changes to such policies that reduce the level of security and provide 30 days prior written notice to Logitech of any significant changes to its own information security policies. If Contractor has conducted SOC Type II or similar audits, Contractor must comply with its SOC Type II or similar standards and provide Logitech 30 days notice of any changes. In addition, Contractor shall provide to Logitech any 3rd party audits and/or certifications such as SOC2 Type II, SSAE16, SAS70, and ISO9001.

4. Cooperate with Compliance Obligations. At Logitech’s request, Contractor must (a) contractually agree with Logitech to comply with laws or industry standards designed to protect Logitech Data, including, without limitation, the Standard Contractual Clauses approved by the European Commission for data transfers to processors, PCI Standards, HIPAA requirements for business associates (as applicable), as well as similar and other frameworks, or (b) allow Logitech to terminate certain or all contracts with Contractor, subject to (i) a proportionate refund of any prepaid fees, (ii) transition or migration assistance as reasonably required and at time and materials rates not exceeding Logitech’s then current rates for professional services offered to its customers, and (iii) without applying any early termination charges or other extra charges.

5. Submit to Audits. Contractor must submit to reasonable data security and privacy compliance audits by Logitech and, at Logitech’s request, or an independent third party, to verify compliance with this Addendum, applicable law, and any other applicable contractual undertakings.

6.     Data Breach Notification. In the event of an actual or suspected breach or compromise to the physical or electronic security of Logitech Data, including but not limited to actual or suspected loss of control, theft or unauthorized processing, loss, use, disclosure or acquisition of, or access to, any Protected Personal Data (“Breach”), Contractor shall notify Logitech’s General Counsel of such actual or suspected Breach by telephone at 510-795-8500 and in writing at 7700 Gateway Blvd., Newark, California, 94560, USA within 48 hours of discovery of the actual or suspected Breach. The notice shall summarize in reasonable detail the nature of the actual or suspected Breach; the data that has been or is suspected to have been lost, stolen or potentially compromised; and the corrective action taken or to be taken by Contractor. Contractor shall promptly take all necessary and advisable corrective actions, and shall cooperate fully with Logitech in all reasonable and lawful efforts to promptly, mitigate or rectify, otherwise respond to, such Breach.

7. Indemnification for Data Breach. In the event of a Breach, in addition to immediately notifying Logitech of such Breach, Contractor shall at Logitech’s option and at the direction of Logitech, whether or not required by law, provide written notice to the individuals whose Logitech Data was reasonably connected to the Breach, or reimburse Logitech for all direct out-of-pocket and commercially reasonable costs that Logitech incurs in providing such notice. Contractor shall indemnify Logitech for any additional financial loss to Logitech arising from such Breach, including without limitation Logitech (1) obtaining legal advice to assist Logitech in identifying its legal obligations regarding such Breach; (2) providing and paying for remediation services offered by third parties to help prevent or cure identity fraud or theft, including but not limited to identity theft analytics, fraud monitoring, identity theft resolution, and credit freezes; and(3) legal damages awarded against Logitech as a result of the Breach.

8. Effects of Termination or Expiration. Following the effective date of termination, Contractor shall have ten (10) days (“the Data Removal Period”) to remove all Logitech Data and other information, including without limitation backup copies thereof, that Contractor has stored on any of its storage servers or data that Logitech has authorized Contractor to upload, store or otherwise input onto any Contractor storage servers or devices. Contractor shall provide reasonable migration assistance at then-current time and material rates for professional services and Contractor may charge regular fees for data stored during the portion of the Data Removal Period utilized by Logitech unless Logitech terminates the Agreement for breach by Contractor, in which case migration assistance and storage shall be free of charge. Following the expiration of the Data Removal Period, Contractor shall delete any and all Logitech Data from Contractor’s server, website or any other data storage systems, including without limitation any and all backup copies thereof if Contractor has complied with all of its obligations under this Agreement and verified that Logitech has in fact been able to remove Logitech Data.